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Notice of Grant of Stock Options                   Actuate Software Corporation
and Option Agreement                               ID: 94-3193197
                                                   999 Baker Way
                                                   Suite 270
                                                   San Mateo, CA 94404

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Nicholas Nierenberg
2295 Sky Farm Dr.                                  Option Number:  000102
Hillsborough, CA 94010                             Plan:           1994
                                                   ID:             72

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Effective 8/26/97, you have been granted a(n) Incentive Stock Option to buy
150,000.00 shares of Actuate Software Corporation (the Company) stock at $0.6200 per share.

The total option price of the shares granted is $93,000.00.

Shares in each period will become fully vested on the date shown.


           Shares           Vest Type             Full Vest         Expiration
         ----------        ------------           ---------         ----------
          30,000.00        On Vest Date             7/1/98           8/26/07
         120,000.00             Monthly             7/1/02           8/26/07







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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

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Actuate Software Corporation                    Date


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Nicholas Nierenberg                             Date



                                                                 Date: 1/15/99
                                                              Time: 3:03:12 PM